Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Novelis Inc.

(Exact Name of Registrant as Specified in its Articles of Incorporation)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common shares, no par value	457(a)	51,750,000	$21.00	$1,086,750,000(2)	$147.60 per $1,000,000	$160,404.30

Fees Previously Paid	Equity	Common shares, no par value	457(o)	—	—	$100,000,000(3)	$147.60 per $1,000,000	$14,760.00

		Total Offering Amounts				$1,086,750,000		$160,404.30

		Total Fees Previously Paid						$14,760.00

		Total Fee Offsets						—

		Net Fee Due						$145,644.30

(1)	Includes 6,750,000 additional common shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.